January 29, 2021

Alpine 4 Technologies Ltd.

2525 E Arizona Biltmore Circle, Suite C237

Phoenix, AZ 85016

Re: Alpine 4 Technologies Ltd. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) including a base prospectus (the “Prospectus”) relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $170,000,000 of: (A) shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), (B) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (C) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, purchase contracts (the “Purchase Contracts”) and units consisting of one or more of the Securities (the “Units”), (D) Purchase Contracts, (E) Units, and (F) subscription rights to purchase Common Stock, Preferred Stock, and other securities (the “Subscription Rights” and together with the Common Stock, Preferred Stock, Warrants, Purchase Contracts, and Units, each a “Security” and collectively the “Securities”).

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement, Current Report on Form 8-K (which may include as an exhibit an amendment to this opinion), or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) such corporate records, agreements, documents and other instruments; and (vi) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon the statements and representations of officers and other representatives of the Company and of public officials.

Based upon and subject to the foregoing, it is our opinion that:

1. Common Stock. With respect to shares of Common Stock, when both (a) the Board (defined below) or, to the extent permitted by applicable law, a duly constituted active committee thereof (such board of directors or committee to be hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize the issuance of the shares of Common Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.  Preferred Stock. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a “Certificate of Designations”) and the filing of the Certificate of Designations as required by applicable law and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. Warrants. With respect to Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (c) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement, then the Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.  Subscription Rights. With respect to the Subscription Rights, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Subscription Rights, the terms of the offering thereof and related matters and (b) such Subscription

Rights, as applicable, and agreements relating to the Subscription Rights have been duly executed and delivered in accordance with the terms thereof, then such Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.  Purchase Contracts. With respect to Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Purchase Contracts, the terms of the offering thereof and related matters and (b) such Purchase Contracts and agreements relating to the Purchase Contracts have been duly executed and delivered in accordance with the terms thereof, then such Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Units. Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized by appropriate corporate action of the Company and the Board, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, (ii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement or purchase agreement approved by the Board, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

A. We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder; (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (v) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vii) the consideration paid under any underwriting, purchase or similar agreement for Common Stock or Preferred Stock, including Common Stock or Preferred Stock underlying any Securities, whether in cash, through the issuance of another Security, or a combination of cash or any other Security, shall be not less than the consideration approved by the Board and shall not be less than the par value of any Common Stock or Preferred Stock, as the case may be, issued under the Registration Statement; (viii) at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Security), the Company has or will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its Certificate of Incorporation; (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (xi) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company.

B. The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

C. We express no opinion with respect to: (i) the enforceability of the provisions in any agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws.

D. The opinions expressed in this letter are limited to the laws of the States of Utah, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States of America. We do not express any opinion with respect to the laws of any other jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

KIRTON MCCONKIE P.C.

/s/ Kirton McConkie, P.C.